                         STRONG MUNICIPAL FUNDS, INC.

                                 (Registrant)

                              POWER OF ATTORNEY

        Each person whose signature appears below, constitutes and appoints John Dragisic, Thomas P. Lemke, Lawrence A. Totsky, Stephen J. Shankenberg, and John S. Weitzer, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same, with all exhibits, and any other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory body granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Name                                 Title                                              Date
----                                 -----                                              ----
                                President of the Board (Principal Executive
                                Officer and acting Principal Financial and
/s/ John Dragisic               Accounting Officer) and a Director                    June 26, 1997
---------------------
John Dragisic

/s/ Richard S. Strong           Chairman of the Board and a Director                  June 26, 1997
---------------------
Richard S. Strong

/s/ Marvin E. Nevins            Director                                              June 26, 1997
---------------------
Marvin E. Nevins

/s/ Willie D. Davis             Director                                              June 26, 1997
---------------------
Willie D. Davis

/s/ William F. Vogt             Director                                              June 26, 1997
---------------------
William F. Vogt

/s/ Stanley Kritzik             Director                                              June 26, 1997
---------------------
Stanley Kritzik